UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report: October 19, 2016
(Date of earliest event reported)

QEP RESOURCES, INC.
(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	001-34778	87-0287750
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

1050 17th Street, Suite 800, Denver, Colorado 80265
(Address of principal executive offices)

303-672-6900
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01    Completion of Acquisition or Disposition of Assets
As previously reported, on June 21, 2016, QEP Resources, Inc. (the “Company”), through its wholly-owned subsidiary, QEP Energy Company, entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with certain individuals and entities (the “Initial Sellers”) to acquire oil and gas properties in the Permian Basin in Martin County, Texas from the Initial Sellers and associated individuals and entities (the “Acquisition”). On October 19, 2016, the Company completed the Acquisition for a purchase price of approximately $595 million (the “Purchase Price”).
The Purchase Price was funded by the Company with cash on hand and remains subject to certain post-closing adjustments under the terms of the Purchase Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QEP Resources, Inc.
(Registrant)

October 19, 2016

/s/ Richard J. Doleshek
Richard J. Doleshek
Executive Vice President and Chief Financial Officer